Exhibit 99.1

Jeff Hansen

Investor Relations

Marriott Vacations Worldwide Corporation

407.206.6149

Jeff.Hansen@mvwc.com

Ed Kinney

Corporate Communications

Marriott Vacations Worldwide Corporation

407.206.6278

Ed.Kinney@mvwc.com

Marriott Vacations Worldwide Reports Third Quarter Financial Results

ORLANDO, Fla. – October 13, 2016 – Marriott Vacations Worldwide Corporation (NYSE: VAC) today reported third quarter financial results and updated its guidance for the full year 2016.

“We continued to execute our growth strategy in the third quarter. Contract sales in our key North America and Asia Pacific segments were up 8.3 percent in the quarter, an acceleration of the year-over-year growth that began near the end of the second quarter. Our sales growth in the quarter came not only from the continued ramp-up of sales at our new North America and Asia Pacific sales centers, but also from sales improvement at our existing sites,” said Stephen P. Weisz, president and chief executive officer. “With the momentum we have seen in our new sales centers during the third quarter and our fourth quarter tour activations well ahead of this time last year, we remain confident in our growth strategy and the solid foundation we are building for continued sales growth going into 2017.”

Third quarter 2016 highlights:

•	Net income was $26.8 million, or $0.97 fully diluted earnings per share (EPS), compared to net income of $21.6 million, or $0.67 fully diluted EPS, in the third quarter of 2015, an increase of 24.4 percent and 44.8 percent, respectively.

•	Adjusted EBITDA totaled $50.6 million, a decrease of $4.1 million year-over-year, as the quarter was impacted by $12.4 million of lower revenue reportability, the majority of which should benefit the fourth quarter. Adjusting for the timing impact of revenue reportability, 2016 Adjusted EBITDA would have been $63.0 million, an increase of $1.3 million over 2015.

•	Adjusted fully diluted EPS was $0.96 compared to $0.82 in the third quarter of 2015, an increase of 17.1 percent.

•	Total company vacation ownership contract sales (which exclude residential sales) were $169.8 million, $10.1 million, or 6.3 percent, ahead of the prior year period. Contract sales in our key North America and Asia Pacific segments were $12.5 million, or 8.3 percent, ahead of the prior year period.

•	Company development margin percentage was 13.1 percent compared to 17.8 percent in the third quarter of 2015. Company adjusted development margin percentage was 19.7 percent compared to 21.2 percent in the third quarter of 2015.

•	Resort management and other services revenues net of expenses were $30.1 million, an increase of $3.7 million, or 13.9 percent, compared to the third quarter of 2015.

•	Financing revenues net of expenses and consumer financing interest expense were $18.9 million, an increase of $1.3 million, or 7.6 percent, compared to the third quarter of 2015.

•	In August 2016, the company completed a securitization of $259 million of vacation ownership notes receivable at a blended borrowing rate of 2.28 percent, generating total gross proceeds of $250 million.

Marriott Vacations Worldwide Reports Third Quarter 2016 Financial Results / 2

Non-GAAP financial measures, such as adjusted EBITDA, adjusted fully diluted earnings per share, and adjusted development margin are reconciled and adjustments are shown and described in further detail on pages A-10 and A-11 of the Financial Schedules that follow.

Third quarter 2016 Results

Company Results

Third quarter 2016 company net income was $26.8 million, a $5.3 million increase from the third quarter of 2015. These results were driven mainly by $5.1 million of lower acquisition related transaction costs, $3.7 million of higher resort management and other services revenues net of expenses, $1.6 million of lower general and administrative costs, $1.3 million of higher financing revenues net of expenses, $0.6 million of lower interest expense, and $0.5 million of higher gains and other income due to a change in the estimated costs associated with the disposition of the portion of the Surfers Paradise, Australia property that the company did not convert to vacation ownership inventory. These increases were partially offset by $7.2 million of lower development margin, of which $5.4 million related to the timing of revenue reportability year-over-year, and $0.7 million of lower rental revenues net of expenses.

Total company vacation ownership contract sales were $169.8 million, $10.1 million, or 6.3 percent, higher than the third quarter of last year. These results were driven by $8.2 million of higher contract sales in the company’s North America segment and $4.3 million of higher contract sales in the company’s Asia Pacific segment, partially offset by $2.4 million of lower contract sales in the company’s Europe segment as it continues to sell through the remaining developer inventory.

Development margin was $17.2 million, a $7.2 million decrease from the third quarter of 2015. Development margin percentage was 13.1 percent compared to 17.8 percent in the prior year quarter. The decline in development margin reflected $5.4 million related to the timing of revenue reportability year-over-year, $4.0 million from higher sales reserve activity mainly associated with a 19 percent, or 10.1 percentage point, increase in financing propensity as well as higher Latin America default activity, $3.4 million of higher marketing and sales costs from ramp-up costs associated with the company’s new sales distributions, and $1.3 million related mainly to higher usage of plus points for sales incentives. These changes were offset partially by $5.1 million of lower product costs, and $1.8 million from higher contract sales volumes net of expenses. Adjusted development margin percentage, which excludes the impact of revenue reportability year-over-year, was 19.7 percent in the third quarter of 2016 compared to 21.2 percent in the third quarter of 2015.

Rental revenues totaled $73.8 million, a $2.3 million decrease from the third quarter of 2015. Results reflected $1.9 million of lower revenue from our San Diego property during its conversion from an operating property to vacation ownership inventory, $0.8 million of lower revenue due to the disposition of the portion of the Surfers Paradise, Australia property, and $0.6 million of lower plus points revenues, partially offset by $1.0 million from increases in transient and preview keys rented. Rental revenues net of expenses were $12.8 million, a $0.7 million, or 4.9 percent, decrease from the third quarter of 2015, primarily reflecting the lower plus points revenues in the quarter.

Resort management and other services revenues totaled $75.5 million, a $1.7 million increase from the third quarter of 2015. Resort management and other services revenues, net of expenses, totaled $30.1 million, a $3.7 million, or 13.9 percent, increase from the third quarter of 2015.

Marriott Vacations Worldwide Reports Third Quarter 2016 Financial Results / 3

Financing revenues totaled $29.1 million, a $0.8 million increase from the third quarter of 2015. Financing revenues, net of expenses and consumer financing interest expense, were $18.9 million, a $1.3 million, or 7.6 percent, increase from the third quarter of 2015.

Net income was $26.8 million, compared to net income of $21.6 million in the third quarter of 2015, an increase of $5.3 million, or 24.4 percent. Adjusted EBITDA was $50.6 million in the third quarter of 2016, a $4.1 million, or 7.6 percent, decrease from $54.7 million in the third quarter of 2015.

Segment Results

North America

North America vacation ownership contract sales were $151.0 million in the third quarter of 2016, an increase of $8.2 million, or 5.7 percent, from the prior year period, reflecting higher sales from existing sales centers, driven by the success of our new marketing programs, as well as the ramp-up of new sales centers. Total tours in the third quarter of 2016 increased 9.1 percent, driven by an increase in first time buyer and owner tours of 12 percent and 7 percent, respectively. VPG decreased $57 to $3,371 in the third quarter of 2016 from the third quarter of 2015.

Third quarter 2016 North America segment financial results were $82.0 million, a decrease of $3.4 million from the third quarter of 2015. The decrease was driven primarily by $6.1 million of lower development margin, of which $4.7 million related to the timing of revenue reportability year-over-year, $1.1 million of lower rental revenues net of expense, and $0.6 million of higher royalty expenses. These decreases were offset by $3.5 million of higher resort management and other services revenues net of expenses, and $1.0 million of higher financing revenues.

Development margin was $18.4 million, a $6.1 million decrease from the third quarter of 2015. Development margin percentage was 15.8 percent compared to 20.0 percent in the prior year quarter. The decline in development margin reflected $4.7 million related to the timing of revenue reportability year-over-year, $3.9 million from higher sales reserve activity mainly associated with an 18 percent, or 9.7 percentage point, increase in financing propensity as well as higher Latin America default activity, $2.3 million of higher marketing and sales costs from ramp-up costs associated with the company’s new sales distributions, and $1.3 million related mainly to higher usage of plus points for sales incentives. These decreases were offset partially by $4.2 million of lower product costs, and $1.9 million from higher contract sales volumes net of expenses. Adjusted development margin, which excludes the impact of revenue reportability year-over-year, was $29.2 million, a $1.4 million decrease from the prior year quarter. Adjusted development margin percentage was 22.0 percent in the third quarter of 2016 compared to 23.1 percent in the third quarter of 2015.

Asia Pacific

Total vacation ownership contract sales in the segment were $11.2 million, an increase of $4.3 million, or 62.4 percent, from the third quarter of 2015. Segment financial results were $1.3 million, a $5.3 million increase from the third quarter of 2015, driven by $4.1 million of lower acquisition related transaction costs in the current year, $0.6 million of higher rental revenues net of expenses, $0.5 million of higher gains and other income due to a change in the estimated costs associated with the disposition of the portion of the Surfers Paradise, Australia property, and $0.3 million of higher development margin.

Marriott Vacations Worldwide Reports Third Quarter 2016 Financial Results / 4

Europe

Third quarter 2016 contract sales were $7.7 million, a decrease of $2.4 million from the third quarter of 2015. Segment financial results were $4.5 million, a $1.6 million decrease from the third quarter of 2015, driven by $1.5 million of lower development margin.

Share Repurchase Program and Dividends

The company did not repurchase any shares of its common stock in the third quarter due to limitations resulting from the accelerated share repurchase (ASR) arrangement entered into during the second quarter, which effectively accelerated third quarter repurchases. The ASR arrangement closed out after the end of the third quarter, at which time the company received 17,511 additional shares, bringing the total number of shares received under the ASR arrangement to 1,186,428 at a cost of $85.0 million.

Year to date, the company returned nearly $190 million to its shareholders through the repurchase of 2.8 million shares for $163.4 million and more than $26 million in dividends paid.

Balance Sheet and Liquidity

On September 9, 2016, cash and cash equivalents totaled $174.8 million. Since the beginning of the year, real estate inventory balances increased $45.9 million to $709.9 million, including $319.7 million of finished goods, $66.5 million of work-in-progress, and $323.7 million of land and infrastructure. The company had $815.2 million in gross debt outstanding at the end of the third quarter, an increase of $127.1 million from year-end 2015, consisting primarily of $806.7 million in gross non-recourse securitized notes receivable. In addition, $40.0 million of mandatorily redeemable preferred stock of a subsidiary of the company was outstanding at the end of the third quarter of 2016. The company has notified the holders of the mandatorily redeemable preferred stock that it will redeem the preferred stock on October 26, 2016 at par plus any accrued dividends.

In August 2016, the company completed a securitization of $259 million of vacation ownership notes receivable at a blended borrowing rate of 2.28 percent and an advance rate of 96.5 percent, generating $250 million in gross cash proceeds. Approximately $207 million of the vacation ownership notes receivable were purchased on August 11, 2016 by the MVW Owner Trust 2016-1 (the “2016-1 Trust”), and the company received $200 million of the proceeds. When the remaining $51.8 million of vacation ownership notes receivable were purchased by the 2016-1 Trust subsequent to the end of the third quarter, the remaining $50 million of proceeds, which had been held in restricted cash, was released.

As of September 9, 2016, the company had approximately $197 million in available capacity under its revolving credit facility after taking into account outstanding letters of credit.

Outlook

Pages A-1 through A-11 of the Financial Schedules reconcile the non-GAAP financial measures set forth below to the following full year 2016 expected GAAP results:

Net income	$133 million to $136 million
Fully diluted EPS	$4.69 to $4.79
Net cash provided by operating activities	$136 million to $146 million

Marriott Vacations Worldwide Reports Third Quarter 2016 Financial Results / 5

The company is providing the following updated guidance for the full year 2016:

	Current Guidance	Previous Guidance
Adjusted net income	$129 million to $132 million	$126 million to $136 million
Adjusted fully diluted EPS	$4.55 to $4.65	$4.43 to $4.78
Adjusted EBITDA	$261 million to $266 million	$261 million to $276 million
Adjusted free cash flow	$145 million to $160 million	$135 million to $155 million
Contract sales	~4 percent	4 percent to 8 percent

Third quarter 2016 Earnings Conference Call

The company will hold a conference call at 10:00 a.m. ET today to discuss these results and its guidance for full year 2016. Participants may access the call by dialing (877) 407-8289 or (201) 689-8341 for international callers. A live webcast of the call will also be available in the Investor Relations section of the company’s website at www.marriottvacationsworldwide.com.

An audio replay of the conference call will be available for seven days and can be accessed at (877) 660-6853 or (201) 612-7415 for international callers. The conference ID for the recording is 13643872. The webcast will also be available on the company’s website.

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About Marriott Vacations Worldwide Corporation

Marriott Vacations Worldwide Corporation is a leading global pure-play vacation ownership company, offering a diverse portfolio of quality products, programs and management expertise with over 60 resorts. Its brands include Marriott Vacation Club, The Ritz-Carlton Destination Club and Grand Residences by Marriott, as well as the Marriott Vacation Club PulseSM brand extension. Since entering the industry in 1984 as part of Marriott International, Inc., the company earned its position as a leader and innovator in vacation ownership products. The company preserves high standards of excellence in serving its customers, investors and associates while maintaining a long-term relationship with Marriott International. For more information, please visit www.marriottvacationsworldwide.com.

Note on forward-looking statements: This press release and accompanying schedules contain “forward-looking statements” within the meaning of federal securities laws, including statements about future operating results, estimates, and assumptions, and similar statements concerning anticipated future events and expectations that are not historical facts. The company cautions you that these statements are not guarantees of future performance and are subject to numerous risks and uncertainties, including volatility in the economy and the credit markets, supply and demand changes for vacation ownership and residential products, competitive conditions, the availability of capital to finance growth, and other matters referred to under the heading “Risk Factors” contained in the company’s most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) and in subsequent SEC filings, any of which could cause actual results to differ materially from those expressed in or implied in this press release. These statements are made as of October 13, 2016 and the company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Financial Schedules Follow

MARRIOTT VACATIONS WORLDWIDE CORPORATION

FINANCIAL SCHEDULES

QUARTER 3, 2016

TABLE OF CONTENTS

Consolidated Statements of Income - 12 Weeks and 36 Weeks Ended September 9, 2016 and September 11, 2015	A-1

Adjusted Net Income, Adjusted Earnings Per Share - Diluted, EBITDA and Adjusted EBITDA - 12 Weeks and 36 Weeks Ended September 9, 2016 and September 11, 2015	A-2

North America Segment Financial Results - 12 Weeks and 36 Weeks Ended September 9, 2016 and September 11, 2015	A-3

Asia Pacific Segment Financial Results - 12 Weeks and 36 Weeks Ended September 9, 2016 and September 11, 2015	A-4

Europe Segment Financial Results - 12 Weeks and 36 Weeks Ended September 9, 2016 and September 11, 2015	A-5

Corporate and Other Segment Financial Results - 12 Weeks and 36 Weeks Ended September 9, 2016 and September 11, 2015	A-6

Consolidated Contract Sales to Sale of Vacation Ownership Products and Adjusted Development Margin
(Adjusted Sale of Vacation Ownership Products Net of Expenses) - 12 Weeks and 36 Weeks Ended September 9, 2016 and September 11, 2015

A-7

North America Contract Sales to Sale of Vacation Ownership Products and Adjusted Development Margin
(Adjusted Sale of Vacation Ownership Products Net of Expenses) - 12 Weeks and 36 Weeks Ended September 9, 2016 and September 11, 2015

A-8

2016 Outlook - Adjusted Net Income, Adjusted Earnings Per Share - Diluted, Adjusted EBITDA and Adjusted Free Cash Flow	A-9

Non-GAAP Financial Measures	A-10

Consolidated Balance Sheets	A-12

Consolidated Statements of Cash Flows	A-13

MARRIOTT VACATIONS WORLDWIDE CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

12 Weeks and 36 Weeks Ended September 9, 2016 and September 11, 2015

(In thousands, except per share amounts)

	12 Weeks Ended		36 Weeks Ended
	September 9, 2016	September 11, 2015	September 9, 2016	September 11, 2015
Revenues
Sale of vacation ownership products	$131,012	$136,802	$415,831	$476,078
Resort management and other services	75,539	73,828	226,098	212,308
Financing	29,066	28,294	86,944	85,640
Rental	73,776	76,039	229,133	224,880
Cost reimbursements	97,598	92,173	303,973	285,937

Total revenues	406,991	407,136	1,261,979	1,284,843

Expenses
Cost of vacation ownership products	34,779	40,776	104,149	150,857
Marketing and sales	79,017	71,628	236,348	228,760
Resort management and other services	45,437	47,409	140,545	135,298
Financing	4,855	5,488	14,348	16,478
Rental	60,970	62,567	191,658	184,560
General and administrative	21,619	23,214	71,504	68,883
Organizational and separation related	—	439	—	732
Litigation settlement	—	—	(303)	(236)
Consumer financing interest	5,361	5,289	15,840	16,558
Royalty fee	14,624	14,000	42,007	40,431
Cost reimbursements	97,598	92,173	303,973	285,937

Total expenses	364,260	362,983	1,120,069	1,128,258

Gains (losses) and other income (expense)	454	(20)	11,129	9,492
Interest expense	(2,262)	(2,839)	(6,331)	(8,822)
Other	(75)	(5,131)	(4,528)	(6,305)

Income before income taxes	40,848	36,163	142,180	150,950
Provision for income taxes	(14,041)	(14,608)	(54,656)	(61,300)

Net income	$26,807	$21,555	$87,524	$89,650

Earnings per share - Basic	$0.99	$0.69	$3.10	$2.81

Earnings per share - Diluted	$0.97	$0.67	$3.05	$2.75

Basic Shares	27,152	31,455	28,207	31,870
Diluted Shares	27,680	32,128	28,718	32,550

	12 Weeks Ended		36 Weeks Ended
	September 9, 2016	September 11, 2015	September 9, 2016	September 11, 2015
Contract Sales
Vacation ownership	$169,831	$159,757	$489,317	$495,645
Residential products	—	—	—	28,420

Total contract sales	$169,831	$159,757	$489,317	$524,065

NOTE: Earnings per share - Basic and Earnings per share - Diluted are calculated using whole dollars.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

12 Weeks and 36 Weeks Ended September 9, 2016 and September 11, 2015

(In thousands, except per share amounts)

ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE - DILUTED

	12 Weeks Ended		36 Weeks Ended
	September 9, 2016	September 11, 2015	September 9, 2016	September 11, 2015
Net income	$26,807	$21,555	$87,524	$89,650
Less certain items:
Transaction costs	138	5,181	4,713	6,453
Refurbishment costs	—	1,767	—	1,767
Operating results from the sold portion of the Surfers Paradise, Australia property	—	—	(275)	—
Litigation settlement	—	—	(303)	(236)
(Gains) losses and other (income) expense	(454)	20	(11,129)	(9,492)
Asia Pacific bulk sale	—	—	—	(5,915)
Organizational and separation related	—	439	—	732

Certain items before depreciation and provision for income taxes [1]	(316)	7,407	(6,994)	(6,691)
Depreciation on the sold portion of the Surfers Paradise, Australia property	—	—	469	—
Provision for income taxes on certain items	86	(2,491)	2,568	1,288

Adjusted net income **	$26,577	$26,471	$83,567	$84,247

Earnings per share - Diluted	$0.97	$0.67	$3.05	$2.75

Adjusted earnings per share - Diluted **	$0.96	$0.82	$2.91	$2.59

Diluted Shares	27,680	32,128	28,718	32,550

EBITDA AND ADJUSTED EBITDA
	12 Weeks Ended		36 Weeks Ended
	September 9, 2016	September 11, 2015	September 9, 2016	September 11, 2015
Net income	$26,807	$21,555	$87,524	$89,650
Interest expense [2]	2,262	2,839	6,331	8,822
Tax provision	14,041	14,608	54,656	61,300
Depreciation and amortization	4,679	5,292	14,856	13,850

EBITDA **	47,789	44,294	163,367	173,622

Non-cash share-based compensation [3]	3,139	3,045	9,995	9,633
Certain items before depreciation and provision for income taxes [1]	(316)	7,407	(6,994)	(6,691)

Adjusted EBITDA **	$50,612	$54,746	$166,368	$176,564

**	Denotes non-GAAP financial measures. Please see pages A-10 and A-11 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
[1]	Please see pages A-10 and A-11 for additional information regarding these items. The certain items adjustments for the Adjusted EBITDA reconciliations exclude depreciation and the provision for income taxes on certain items included in the Adjusted Net Income reconciliations.
[2]	Interest expense excludes consumer financing interest expense.
[3]	Beginning with the first quarter of 2016, non-cash share-based compensation expense is excluded from our Adjusted EBITDA, and prior period presentation has been recast for consistency. Please see pages A-10 and A-11 for additional information.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NORTH AMERICA SEGMENT

12 Weeks and 36 Weeks Ended September 9, 2016 and September 11, 2015

(In thousands)

	12 Weeks Ended		36 Weeks Ended
	September 9, 2016	September 11, 2015	September 9, 2016	September 11, 2015
Revenues
Sale of vacation ownership products	$116,184	$122,908	$373,341	$406,784
Resort management and other services	67,599	64,437	198,621	189,206
Financing	27,438	26,399	81,699	79,809
Rental	63,387	65,135	201,524	202,606
Cost reimbursements	88,834	83,561	278,190	260,452

Total revenues	363,442	362,440	1,133,375	1,138,857

Expenses
Cost of vacation ownership products	30,134	35,736	89,876	117,071
Marketing and sales	67,662	62,652	202,888	199,506
Resort management and other services	38,831	39,175	116,320	115,244
Rental	53,131	53,742	164,680	163,481
Organizational and separation related	—	59	—	313
Litigation settlement	—	—	(303)	(370)
Royalty fee	2,813	2,228	6,753	5,174
Cost reimbursements	88,834	83,561	278,190	260,452

Total expenses	281,405	277,153	858,404	860,871

(Losses) gains and other (expense) income	(27)	(4)	12,297	9,534
Other	(55)	54	(4,068)	156

Segment financial results	$81,955	$85,337	$283,200	$287,676

Segment financial results	$81,955	$85,337	$283,200	$287,676
Less certain items:
Transaction costs	123	—	4,260	—
Litigation settlement	—	—	(303)	(370)
Losses (gains) and other expense (income)	27	4	(12,297)	(9,534)
Organizational and separation related	—	59	—	313

Certain items	150	63	(8,340)	(9,591)

Adjusted segment financial results **	$82,105	$85,400	$274,860	$278,085

	12 Weeks Ended		36 Weeks Ended
	September 9, 2016	September 11, 2015	September 9, 2016	September 11, 2015
Contract Sales
Vacation ownership	$150,964	$142,787	$436,214	$449,385

Total contract sales	$150,964	$142,787	$436,214	$449,385

**	Denotes non-GAAP financial measures. Please see pages A-10 and A-11 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

ASIA PACIFIC SEGMENT

12 Weeks and 36 Weeks Ended September 9, 2016 and September 11, 2015

(In thousands)

	12 Weeks Ended		36 Weeks Ended
	September 9, 2016	September 11, 2015	September 9, 2016	September 11, 2015
Revenues
Sale of vacation ownership products	$10,010	$6,303	$26,645	$50,156
Resort management and other services	977	2,212	9,047	4,039
Financing	918	1,008	2,906	3,057
Rental	2,324	2,569	12,773	6,424
Cost reimbursements	692	609	2,250	2,107

Total revenues	14,921	12,701	53,621	65,783

Expenses
Cost of vacation ownership products	1,712	1,432	5,018	25,231
Marketing and sales	7,166	4,022	20,072	14,011
Resort management and other services	980	2,264	8,758	3,769
Rental	3,330	4,129	15,884	9,419
Royalty fee	239	139	564	446
Cost reimbursements	692	609	2,250	2,107

Total expenses	14,119	12,595	52,546	54,983

Gains (losses) and other income (expense)	490	1	(1,008)	(29)
Other	(20)	(4,163)	(249)	(5,439)

Segment financial results	$1,272	$(4,056)	$(182)	$5,332

Segment financial results	$1,272	$(4,056)	$(182)	$5,332
Less certain items:
Transaction costs	15	4,159	242	5,431
Operating results from the sold portion of the Surfers Paradise, Australia property	—	—	194	—
(Gains) losses and other (income) expense	(490)	(1)	1,008	29
Asia Pacific bulk sale	—	—	—	(5,915)

Certain items	(475)	4,158	1,444	(455)

Adjusted segment financial results **	$797	$102	$1,262	$4,877

	12 Weeks Ended		36 Weeks Ended
	September 9, 2016	September 11, 2015	September 9, 2016	September 11, 2015
Contract Sales
Vacation ownership	$11,169	$6,877	$31,049	$23,528
Residential products	—	—	—	28,420

Total contract sales	$11,169	$6,877	$31,049	$51,948

**	Denotes non-GAAP financial measures. Please see pages A-10 and A-11 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

EUROPE SEGMENT

12 Weeks and 36 Weeks Ended September 9, 2016 and September 11, 2015

(In thousands)

	12 Weeks Ended		36 Weeks Ended
	September 9, 2016	September 11, 2015	September 9, 2016	September 11, 2015
Revenues
Sale of vacation ownership products	$4,818	$7,591	$15,845	$19,138
Resort management and other services	6,963	7,179	18,430	19,063
Financing	710	887	2,339	2,774
Rental	8,065	8,335	14,836	15,850
Cost reimbursements	8,072	8,003	23,533	23,378

Total revenues	28,628	31,995	74,983	80,203

Expenses
Cost of vacation ownership products	1,599	2,070	4,158	4,155
Marketing and sales	4,189	4,954	13,388	15,243
Resort management and other services	5,626	5,970	15,467	16,285
Rental	4,509	4,696	11,094	11,660
Royalty fee	97	126	264	290
Cost reimbursements	8,072	8,003	23,533	23,378

Total expenses	24,092	25,819	67,904	71,011

Losses and other expense	—	(17)	—	(13)

Segment financial results	$4,536	$6,159	$7,079	$9,179

Segment financial results	$4,536	$6,159	$7,079	$9,179
Less certain items:
Losses and other expense	—	17	—	13

Certain items	—	17	—	13

Adjusted segment financial results **	$4,536	$6,176	$7,079	$9,192

	12 Weeks Ended		36 Weeks Ended
	September 9, 2016	September 11, 2015	September 9, 2016	September 11, 2015
Contract Sales
Vacation ownership	$7,698	$10,093	$22,054	$22,732

Total contract sales	$7,698	$10,093	$22,054	$22,732

**	Denotes non-GAAP financial measures. Please see pages A-10 and A-11 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

CORPORATE AND OTHER

12 Weeks and 36 Weeks Ended September 9, 2016 and September 11, 2015

(In thousands)

	12 Weeks Ended		36 Weeks Ended
	September 9, 2016	September 11, 2015	September 9, 2016	September 11, 2015
Expenses
Cost of vacation ownership products	$1,334	$1,538	$5,097	$4,400
Financing	4,855	5,488	14,348	16,478
General and administrative	21,619	23,214	71,504	68,883
Organizational and separation related	—	380	—	419
Litigation settlement	—	—	—	134
Consumer financing interest	5,361	5,289	15,840	16,558
Royalty fee	11,475	11,507	34,426	34,521

Total expenses	44,644	47,416	141,215	141,393

Losses and other expense	(9)	—	(160)	—
Interest expense	(2,262)	(2,839)	(6,331)	(8,822)
Other	—	(1,022)	(211)	(1,022)

Financial results	$(46,915)	$(51,277)	$(147,917)	$(151,237)

Financial results	$(46,915)	$(51,277)	$(147,917)	$(151,237)
Less certain items:
Transaction costs	—	1,022	211	1,022
Refurbishment costs	—	1,767	—	1,767
Litigation settlement	—	—	—	134
Losses and other expense	9	—	160	—
Organizational and separation related	—	380	—	419

Certain items	9	3,169	371	3,342

Adjusted financial results **	$(46,906)	$(48,108)	$(147,546)	$(147,895)

**	Denotes non-GAAP financial measures. Please see pages A-10 and A-11 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

CONSOLIDATED CONTRACT SALES TO SALE OF VACATION OWNERSHIP PRODUCTS

(In thousands)

	12 Weeks Ended		36 Weeks Ended
	September 9, 2016	September 11, 2015	September 9, 2016	September 11, 2015
Contract sales
Vacation ownership	$169,831	$159,757	$489,317	$495,645
Residential products	—	—	—	28,420

Total contract sales	169,831	159,757	489,317	524,065

Revenue recognition adjustments:
Reportability [1]	(18,994)	(11,051)	(17,029)	(11,124)
Sales Reserve [2]	(13,872)	(7,600)	(33,447)	(23,146)
Other [3]	(5,953)	(4,304)	(23,010)	(13,717)

Sale of vacation ownership products	$131,012	$136,802	$415,831	$476,078

[1]	Adjustment for lack of required downpayment or contract sales in rescission period.
[2]	Represents allowance for bad debts for our financed vacation ownership product sales, which we also refer to as sales reserve.
[3]	Adjustment for sales incentives that will not be recognized as Sale of vacation ownership products revenue.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

CONSOLIDATED ADJUSTED DEVELOPMENT MARGIN (ADJUSTED SALE OF VACATION OWNERSHIP PRODUCTS NET OF EXPENSES)

(In thousands)

	12 Weeks Ended		36 Weeks Ended
	September 9, 2016	September 11, 2015	September 9, 2016	September 11, 2015
Sale of vacation ownership products	$131,012	$136,802	$415,831	$476,078
Less:
Cost of vacation ownership products	34,779	40,776	104,149	150,857
Marketing and sales	79,017	71,628	236,348	228,760

Development margin	17,216	24,398	75,334	96,461
Certain items [1]	—	—	—	(5,915)
Revenue recognition reportability adjustment	12,369	6,928	11,043	6,955

Adjusted development margin**	$29,585	$31,326	$86,377	$97,501

Development margin percentage[2]	13.1%	17.8%	18.1%	20.3%
Adjusted development margin percentage	19.7%	21.2%	20.0%	21.3%

**	Denotes non-GAAP financial measures. Please see pages A-10 and A-11 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
[1]	Certain items adjustment in the 36 weeks ended September 11, 2015, represents $5.9 million of development margin from the disposition of units in Macau as whole ownership residential units rather than through our Marriott Vacation Club, Asia Pacific points program.
[2]	Development margin percentage represents Development margin divided by Sale of vacation ownership products.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NORTH AMERICA CONTRACT SALES TO SALE OF VACATION OWNERSHIP PRODUCTS

(In thousands)

	12 Weeks Ended		36 Weeks Ended
	September 9, 2016	September 11, 2015	September 9, 2016	September 11, 2015
Contract sales
Vacation ownership	$150,964	$142,787	$436,214	$449,385

Total contract sales	150,964	142,787	436,214	449,385

Revenue recognition adjustments:
Reportability [1]	(16,853)	(9,849)	(12,982)	(11,351)
Sales Reserve [2]	(11,923)	(5,901)	(26,960)	(17,886)
Other [3]	(6,004)	(4,129)	(22,931)	(13,364)

Sale of vacation ownership products	$116,184	$122,908	$373,341	$406,784

[1]	Adjustment for lack of required downpayment or contract sales in rescission period.
[2]	Represents allowance for bad debts for our financed vacation ownership product sales, which we also refer to as sales reserve.
[3]	Adjustment for sales incentives that will not be recognized as Sale of vacation ownership products revenue.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NORTH AMERICA ADJUSTED DEVELOPMENT MARGIN (ADJUSTED SALE OF VACATION OWNERSHIP PRODUCTS NET OF EXPENSES)

(In thousands)

	12 Weeks Ended		36 Weeks Ended
	September 9, 2016	September 11, 2015	September 9, 2016	September 11, 2015
Sale of vacation ownership products	$116,184	$122,908	$373,341	$406,784
Less:
Cost of vacation ownership products	30,134	35,736	89,876	117,071
Marketing and sales	67,662	62,652	202,888	199,506

Development margin	18,388	24,520	80,577	90,207
Certain items	—	—	—	—
Revenue recognition reportability adjustment	10,836	6,116	8,363	7,049

Adjusted development margin**	$29,224	$30,636	$88,940	$97,256

Development margin percentage[1]	15.8%	20.0%	21.6%	22.2%
Adjusted development margin percentage	22.0%	23.1%	23.0%	23.3%

**	Denotes non-GAAP financial measures. Please see pages A-10 and A-11 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
[1]	Development margin percentage represents Development margin divided by Sale of vacation ownership products.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

(In millions, except per share amounts)

2016 ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE - DILUTED OUTLOOK

	Fiscal Year 2016 (low)	Fiscal Year 2016 (high)
Net income	$133	$136
Adjustments to reconcile Net income to Adjusted net income
Certain items[1]	5	5
Gain on dispositions [2]	(11)	(11)
Provision for income taxes on adjustments to net income	2	2

Adjusted net income**	$129	$132

Earnings per share - Diluted [3]	$4.69	$4.79
Adjusted earnings per share - Diluted**, 3	$4.55	$4.65
Diluted shares [3]	28.4	28.4

[1]	Certain items adjustment primarily includes approximately $5 million of non-capitalizable transaction costs.
[2]	Gain on dispositions adjustment includes the net impact to pre-tax income associated with dispositions in the North America segment and Asia Pacific segment.
[3]	Earnings per share - Diluted, Adjusted earnings per share - Diluted, and Diluted shares outlook includes the impact of share repurchase activity only through October 13, 2016.

2016 ADJUSTED EBITDA OUTLOOK

	Fiscal Year 2016 (low)	Fiscal Year 2016 (high)
Net income	$133	$136
Interest expense[1]	9	9
Tax provision	90	92
Depreciation and amortization	21	21

EBITDA **	253	258
Non-cash share-based compensation [2]	14	14
Certain items [3] and Gain on dispositions [4]	(6)	(6)

Adjusted EBITDA**	$261	$266

[1]	Interest expense excludes consumer financing interest expense.
[2]	Beginning with the first quarter of 2016, non-cash share-based compensation expense is excluded from our Adjusted EBITDA, and prior period presentation has been recast for consistency. Please see pages A-10 and A-11 for additional information.
[3]	Certain items adjustment primarily includes approximately $5 million of non-capitalizable transaction costs.
[4]	Gain on dispositions adjustment includes the net impact to pre-tax income associated with dispositions in the North America segment and Asia Pacific segment.

2016 ADJUSTED FREE CASH FLOW OUTLOOK

	Fiscal Year 2016 (low)	Fiscal Year 2016 (high)
Net cash provided by operating activities	$136	$146
Capital expenditures for property and equipment (excluding inventory):
New sales centers [1]	(18)	(17)
Other	(23)	(22)
Decrease in restricted cash	(5)	(5)
Borrowings from securitization transactions	377	377
Repayment of debt related to securitizations	(328)	(327)

Free cash flow**	139	152
Adjustments:
Net change in borrowings available from the securitization of eligible vacation ownership notes receivable through the warehouse credit facility [2]	6	8

Adjusted free cash flow**	$145	$160

[1]	Represents the incremental investment in new sales centers.
[2]	Represents the net change in borrowings available from the securitization of eligible vacation ownership notes receivable through the warehouse credit facility between the 2015 and 2016 year ends.
**	Denotes non-GAAP financial measures. Please see pages A-10 and A-11 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NON-GAAP FINANCIAL MEASURES

In our press release and schedules, and on the related conference call, we report certain financial measures that are not prescribed or authorized by United States generally accepted accounting principles (“GAAP”). We discuss our reasons for reporting these non-GAAP financial measures below, and the financial schedules reconcile the most directly comparable GAAP financial measure to each non-GAAP financial measure that we report (identified by a double asterisk (“**”) on the preceding pages). Although we evaluate and present these non-GAAP financial measures for the reasons described below, please be aware that these non-GAAP financial measures have limitations and should not be considered in isolation or as a substitute for revenues, net income, earnings per share or any other comparable operating measure prescribed by GAAP. In addition, these non-GAAP financial measures may be calculated and / or presented differently than measures with the same or similar names that are reported by other companies, and as a result, the non-GAAP financial measures we report may not be comparable to those reported by others.

Adjusted Net Income. We evaluate non-GAAP financial measures, including Adjusted Net Income, Adjusted EBITDA, and Adjusted Development Margin, that exclude certain items in the 12 weeks and 36 Weeks Ended September 9, 2016 and September 11, 2015 because these non-GAAP financial measures allow for period-over-period comparisons of our on-going core operations before the impact of these items. These non-GAAP financial measures also facilitate our comparison of results from our on-going core operations before these items with results from other vacation ownership companies.

Certain items - 12 weeks and 36 Weeks Ended September 9, 2016. In our Statement of Income for the 12 weeks ended September 9, 2016, we recorded $0.3 million of net pre-tax items, which included $0.5 million of gains and other income not associated with our on-going core operations and $0.1 million of transaction costs associated with acquisitions. In our Statement of Income for the 36 Weeks Ended September 9, 2016, we recorded $6.5 million of net pre-tax items, which included $11.1 million of gains and other income not associated with our on-going core operations, $4.7 million of transaction costs associated with acquisitions, $0.2 million of losses (including $0.5 million of depreciation) from the operations of the property we acquired in Australia in 2015 that we sold in the second quarter of 2016, and a $0.3 million reversal of litigation settlement expense.

Certain items - 12 weeks and 36 Weeks Ended September 11, 2015. In our Statement of Income for the 12 weeks ended September 11, 2015, we recorded $7.4 million of net pre-tax items, which included $5.2 million of transaction costs associated with acquisitions, a $1.8 million adjustment for refurbishment costs at a project in our North America segment, $0.4 million of organizational and separation related costs and less than $0.1 million of losses and other expense not associated with our on-going core operations. In our Statement of Income for the 36 weeks ended September 11, 2015, we recorded $6.7 million of net pre-tax items, which included $9.5 million of gains and other income not associated with our on-going core operations, $6.5 million of transaction costs associated with acquisitions, $5.9 million of development profit from the disposition of units in Macau as whole ownership residential units rather than through our Marriott Vacation Club, Asia Pacific points program, a $1.8 million adjustment for refurbishment costs at a project in our North America segment, $0.7 million of organizational and separation related costs, and a $0.2 million reversal of litigation settlement expense.

Adjusted Development Margin (Adjusted Sale of Vacation Ownership Products Net of Expenses). We evaluate Adjusted Development Margin (Adjusted Sale of Vacation Ownership Products Net of Expenses) as an indicator of operating performance. Adjusted Development Margin adjusts Sale of vacation ownership products revenues for the impact of revenue reportability, includes corresponding adjustments to Cost of vacation ownership products expense and Marketing and sales expense associated with the change in revenues from the Sale of vacation ownership products, and includes adjustments for certain items as itemized in the discussion of Adjusted Net Income above. We evaluate Adjusted Development Margin because it allows for period-over-period comparisons of our on-going core operations before the impact of revenue reportability and certain items to our Development Margin.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NON-GAAP FINANCIAL MEASURES

Earnings Before Interest Expense, Taxes, Depreciation and Amortization (“EBITDA”) and Adjusted EBITDA. EBITDA is defined as earnings, or net income, before interest expense (excluding consumer financing interest expense), provision for income taxes, depreciation and amortization. For purposes of our EBITDA and Adjusted EBITDA calculations, we do not adjust for consumer financing interest expense because the associated debt is secured by vacation ownership notes receivable that have been sold to bankruptcy remote special purpose entities and is generally non-recourse to us. Further, we consider consumer financing interest expense to be an operating expense of our business. We consider EBITDA and Adjusted EBITDA to be indicators of operating performance, which we use to measure our ability to service debt, fund capital expenditures and expand our business. We also use EBITDA and Adjusted EBITDA, as do analysts, lenders, investors and others, because these measures exclude certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. EBITDA and Adjusted EBITDA also exclude depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies. Adjusted EBITDA reflects additional adjustments for certain items, as itemized in the discussion of Adjusted Net Income above, including, beginning with the first quarter of 2016, the exclusion of non-cash share-based compensation expense to address considerable variability among companies in recording compensation expense because companies use share-based payment awards differently, both in the type and quantity of awards granted. Prior period presentation has been recast for consistency. We evaluate Adjusted EBITDA as an indicator of operating performance because it allows for period-over-period comparisons of our on-going core operations before the impact of the excluded items. Together, EBITDA and Adjusted EBITDA facilitate our comparison of results from our on-going core operations before the impact of these items with results from other vacation ownership companies.

Free Cash Flow and Adjusted Free Cash Flow. We evaluate Free Cash Flow and Adjusted Free Cash Flow as liquidity measures that provide useful information to management and investors about the amount of cash provided by operating activities after capital expenditures for property and equipment, changes in restricted cash, and the borrowing and repayment activity related to our securitizations, which cash can be used for strategic opportunities, including acquisitions and strengthening the balance sheet. Adjusted Free Cash Flow, which reflects additional adjustments to Free Cash Flow for the impact of organizational and separation related, litigation, and other cash charges, allows for period-over-period comparisons of the cash generated by our business before the impact of these items. Analysis of Free Cash Flow and Adjusted Free Cash Flow also facilitates management’s comparison of our results with our competitors’ results.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	(unaudited) September 9, 2016	January 1, 2016
ASSETS
Cash and cash equivalents	$174,764	$177,061
Restricted cash (including $88,559 and $26,884 from VIEs, respectively)	117,839	71,451
Accounts and contracts receivable, net (including $4,687 and $4,893 from VIEs, respectively)	134,706	131,850
Vacation ownership notes receivable, net (including $730,076 and $669,179 from VIEs, respectively)	927,348	920,631
Inventory	714,404	669,243
Property and equipment	214,445	288,803
Other	102,664	140,679

Total Assets	$2,386,170	$2,399,718

LIABILITIES AND EQUITY
Accounts payable	$79,024	$139,120
Advance deposits	86,130	69,064
Accrued liabilities (including $1,361 and $669 from VIEs, respectively)	144,475	164,791
Deferred revenue	47,000	35,276
Payroll and benefits liability	81,720	104,331
Liability for Marriott Rewards customer loyalty program	—	35
Deferred compensation liability	59,877	51,031
Mandatorily redeemable preferred stock of consolidated subsidiary, net	39,108	38,989
Debt, net (including $806,716 and $684,604 from VIEs, respectively)	804,721	678,793
Other	43,106	32,945
Deferred taxes	132,735	109,076

Total Liabilities	1,517,896	1,423,451

Preferred stock - $.01 par value; 2,000,000 shares authorized; none issued or outstanding	—	—
Common stock - $.01 par value; 100,000,000 shares authorized; 36,626,327 and 36,393,800 shares issued, respectively	366	364
Treasury stock - at cost; 9,634,735 and 6,844,256 shares, respectively	(592,700)	(429,990)
Additional paid-in capital	1,142,480	1,150,731
Accumulated other comprehensive income	12,104	11,381
Retained earnings	306,024	243,781

Total Equity	868,274	976,267

Total Liabilities and Equity	$2,386,170	$2,399,718

The abbreviation VIEs above means Variable Interest Entities.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	36 Weeks Ended
	September 9, 2016	September 11, 2015
OPERATING ACTIVITIES
Net income	$87,524	$89,650
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	14,856	13,850
Amortization of debt issuance costs	3,784	3,739
Provision for loan losses	31,817	22,753
Share-based compensation	9,995	9,633
Employee stock purchase plan	673	—
Deferred income taxes	21,823	17,261
Gain on disposal of property and equipment, net	(11,129)	(9,492)
Non-cash reversal of litigation expense	(303)	(262)
Net change in assets and liabilities:
Accounts and contracts receivable	(2,824)	(17,799)
Notes receivable originations	(218,190)	(189,029)
Notes receivable collections	177,451	192,852
Inventory	(6,118)	51,467
Purchase of operating hotels for future conversion to inventory	—	(61,554)
Other assets	38,103	26,524
Accounts payable, advance deposits and accrued liabilities	(64,643)	(52,380)
Deferred revenue	11,592	5,742
Payroll and benefit liabilities	(20,898)	(4,959)
Liability for Marriott Rewards customer loyalty program	(37)	(15,384)
Deferred compensation liability	8,846	6,791
Other liabilities	7,138	6,236
Other, net	1,425	5,085

Net cash provided by operating activities	90,885	100,724

INVESTING ACTIVITIES
Capital expenditures for property and equipment (excluding inventory)	(22,445)	(20,873)
Purchase of operating hotel to be sold	—	(47,658)
Decrease in restricted cash	(46,709)	(12,616)
Dispositions, net	68,525	20,605

Net cash provided by investing activities	(629)	(60,542)

FINANCING ACTIVITIES
Borrowings from securitization transactions	376,622	255,000
Repayment of debt related to securitization transactions	(254,510)	(186,383)
Borrowings on Revolving Corporate Credit Facility	85,000	—
Repayment of Revolving Corporate Credit Facility	(85,000)	—
Proceeds from vacation ownership inventory arrangement	—	5,375
Debt issuance costs	(4,065)	(4,405)
Repurchase of common stock	(163,359)	(106,110)
Accelerated stock repurchase forward contract	(14,470)	—
Payment of dividends	(26,067)	(16,003)
Payment of withholding taxes on vesting of restricted stock units	(3,972)	(9,615)
Other	194	377

Net cash used in financing activities	(89,627)	(61,764)

Effect of changes in exchange rates on cash and cash equivalents	(2,926)	(3,243)
DECREASE IN CASH AND CASH EQUIVALENTS	(2,297)	(24,825)
CASH AND CASH EQUIVALENTS, beginning of period	177,061	346,515

CASH AND CASH EQUIVALENTS, end of period	$174,764	$321,690